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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Titan Machinery Inc. will be held at 8:00 a.m., Central time, on May 29, 2014, at the offices of The Depot Hotel, 225 Third Avenue South, Minneapolis, MN 55401, for the following purposes:
1.    To elect three Class I directors ("Proposal 1").

2.	To conduct an advisory vote on a non-binding resolution to approve the compensation of our named executive officers ("Proposal 2").

3.	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2015 ("Proposal 3").

4.	To approve our 2014 Equity Incentive Plan ("Proposal 4").

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 4, 2014 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.
            Your vote is important. You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, we urge you to sign, date and return the proxy at once in the enclosed envelope. The prompt return of proxies will save us the expense of further requests for proxies.
          Important Notice Regarding the Availability of Proxy Materials for the Upcoming Annual Meeting of Stockholders To Be Held on May 29, 2014: The Proxy Statement, proxy card, and Annual Report on Form 10-K are available in the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Board Chair and Chief Executive Officer
West Fargo, North Dakota
April 25, 2014

TITAN MACHINERY INC.
Annual Meeting of Stockholders
May 29, 2014

PROXY STATEMENT

INTRODUCTION
Your proxy is solicited by the Board of Directors (the "Board") of Titan Machinery Inc. ("we," "us," "our," or the "Company") for our Annual Meeting of Stockholders to be held on May 29, 2014 (the "Annual Meeting"), at the location and for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The proposals to be voted on are described in this Proxy Statement.
The mailing address of our principal executive offices is Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. We expect that this Proxy Statement, the related proxy card, and the Notice of Annual Meeting of Stockholders will first be mailed to our stockholders on or about April 25, 2014.
GENERAL INFORMATION

Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will act upon the proposals outlined in the Notice of Annual Meeting of Stockholders. Following this, management of the Company will give a business update. Management will be available to respond to questions from stockholders.

What is a Proxy?
It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. You may designate someone as your proxy in a written document, typically with a proxy card. We have authorized certain members of our senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. The proxies also may be voted at any adjournments or postponements of the meeting.

What is a Proxy Statement?	It is a document we give you when we are soliciting your designation of a proxy pursuant to Securities and Exchange Commission ("SEC") regulations.

Stockholder of Record	If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you are a stockholder of record with respect to those shares.

If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." Your bank or broker is considered the stockholder of record for purposes of voting at the Annual Meeting, but you, as the beneficial owner, have the right to direct your bank or broker on how to vote the shares held in your account.

Number of Shares Required to be Present to Hold the Annual Meeting
In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date, April 4, 2014, must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, or if you return your proxy by mail. Shares represented by proxies that include abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

Voting Methods	• By Written Proxy. All stockholders of record who received proxy materials by mail may vote by written proxy card.

• In Person. All stockholders of record may vote in person at the Annual Meeting.

• Shares Held In Street Name. If your shares are held in "street name" you must instruct the record holder of your shares (i.e., your broker or bank) in order to vote. If your shares are held in "street name" and you want to attend the meeting and vote in person, you must obtain a legal proxy from the record holder of your shares and bring it to the meeting.

Revoking Your Proxy or Changing Your Vote
Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting.

Proposals at Meeting
Proposal 1 - Election of Directors

Proposal 2 - Advisory Vote on Executive Compensation

Proposal 3 - Ratification of Independent Registered Public
                    Accounting Firm

Proposal 4 - Approval of 2014 Equity Incentive Plan

Voting for Directors (Proposal 1)
On the election of directors, stockholders may:
• Vote FOR one or more of the nominees;
• WITHHOLD votes as to one or more of the nominees.

Directors will be elected by plurality of the votes cast. This means that the nominees who receive the greatest number of "FOR" votes cast will be elected as directors. If you "WITHHOLD" authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board recommends that you vote "FOR" each of the director nominees (Proposal 1).

Voting on the Advisory Vote on Executive Compensation (Proposal 2)
On the Advisory Vote on Executive Compensation (commonly referred to as "Say-on-Pay"), stockholders may:
• Vote FOR the proposal;
• Vote AGAINST the proposal; or
• ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 2.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 2.

Your vote on Proposal 2 is an advisory vote to approve the compensation of our named executive officers (as defined below under "Executive Compensation"). The Board will consider the results of this advisory vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote "FOR" the Advisory Vote on Executive Compensation (Proposal 2).

Vote on Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 3)
On the vote to ratify the appointment of Deloitte & Touche LLP, stockholders may:
• Vote FOR the proposal;
• Vote AGAINST the proposal; or
• ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 3.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 3.

The Board recommends that you vote "FOR" the ratification of Deloitte & Touche LLP as our independent Registered Public Accounting Firm (Proposal 3).

The Audit Committee will consider the outcome of this vote in its decision to select Deloitte & Touche LLP as the Company's independent registered public accounting firm, but is not bound by the stockholders' vote.

Approval of 2014 Equity Incentive Plan (Proposal 4)
On the vote to approve the 2014 Equity Incentive Plan, stockholders may:
• Vote FOR the proposal;
• Vote AGAINST the proposal; or
• ABSTAIN from voting on the proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve Proposal 4.

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 4.

The Board recommends that you vote "FOR" the approval of the 2014 Equity Incentive Plan (Proposal 4).

What if I do not specify a choice for a matter when returning a proxy?	Stockholders should specify their choice for each proposal on their proxy card. If no specific voting instructions are given, proxies that are signed and returned will be voted as follows:

• FOR the election of all director nominees;

• FOR the advisory approval of the compensation of our named executive officers;

• FOR the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm; and

• FOR the approval of the 2014 Equity Incentive Plan.

Broker Non-Votes
A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owners of shares held in street name, and the broker does not have, or declines to exercise, discretionary authority to vote those shares. (Brokers generally have authority to vote on "routine matters," as determined by applicable self-regulatory organizations governing that broker). "Broker non-votes" have the following effect:

• Your shares will be counted as present for the purposes of determining whether there is a quorum at the Annual Meeting.

• Your shares will not be counted as votes FOR or WITHHOLD authority for the election of the director nominees at the Annual Meeting.

• Your shares will not be counted as votes FOR, AGAINST, or ABSTAIN on Proposals 2, 3 and 4.

Proxy Solicitation and Cost
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

OUTSTANDING SHARES AND VOTING RIGHTS
The Board has fixed April 4, 2014 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. There were 21,256,281 shares of the Company's Common Stock issued and outstanding at the close of business on April 4, 2014. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth, as of April 4, 2014, certain information regarding beneficial ownership of our Common Stock by:

•	Each person known to us to beneficially own 5% or more of our Common Stock;

•
Each executive officer (as that term is defined under the rules and regulations of the Securities and Exchange Commission) named in the Summary Compensation Table on page 21, who are collectively referred to herein as our "named executive officers;"

•	Each of our directors (including nominees); and

•	All of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have based our calculation of the percentage of beneficial ownership on 21,256,281 shares of Common Stock outstanding on April 4, 2014. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Name of Beneficial Owner	Number	Percent of Class

5% Beneficial Owners:
Invesco Ltd.	4,043,183	19.02%
1555 Peachtree Street NE
Atlanta, GA 30309 (1)
FMR LLC	2,413,829	11.36%
245 Summer Street
Boston, MA 02210 (2)
Boston Partners	1,248,511	5.87%
One Beacon Street
Boston, MA 02108 (3)

Names of Executive Officers and Directors:
David Meyer(4)	2,903,211	13.62%
Peter Christianson(5)	698,866	3.28%
Mark Kalvoda(6)	36,729	*
John Bode(7)	22,427	*
Tony Christianson(8)	308,362	1.45%
Stanley Dardis(9)	8,403	*
James Irwin(10)	12,093	*
James Williams(11)	55,261	*
Theodore Wright(12)	10,006	*
All executive officers and directors as a group (9 persons)(13)	4,055,358	18.95%
* Less than one percent.

(1)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by Invesco Ltd. on February 11, 2014. Invesco Ltd., as parent company of various subsidiaries listed in the Schedule 13G/A, may be deemed to beneficially own the shares held by such subsidiaries.

(2)
This information is based on the Schedule 13G filed with the Securities and Exchange Commission by FMR LLC on January 10, 2014. FMR LLC, as parent company of various subsidiaries listed in the Schedule 13G, may be deemed to beneficially own the shares held by such subsidiaries.

(3)
This information is based on the Schedule 13G filed with the Securities and Exchange Commission by Boston Partners on February 12, 2014, as an investment advisor with regard to shares held by Boston Partners in the discretionary accounts of certain of its clients.

(4)
Includes 2,200,000 shares held by the Meyer Family Investment Limited Partnership, over which Mr. Meyer has shared voting and investment control. Also includes 53,000 shares that may be purchased upon exercise of stock options by Mr. Meyer that were exercisable as of April 4, 2014, or within 60 days of such date. Also includes 33,195 restricted shares held by Mr. Meyer that are subject to risk of forfeiture.

(5)
Includes 53,000 shares that may be purchased upon exercise of stock options by Mr. Christianson that were exercisable as of April 4, 2014, or within 60 days of such date. Includes 551,285 shares beneficially owned by C.I. Farm Power, Inc. Mr. Christianson may be deemed to be the beneficial owner of such shares by virtue of his status as a controlling stockholder of C.I. Farm Power, Inc. Also includes 33,195 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

(6)
Includes 15,000 shares that may be purchased upon exercise of stock options by Mr. Kalvoda that were exercisable as of April 4, 2014, or within 60 days of such date. Also includes 13,249 restricted shares held by Mr. Kalvoda that are subject to risk of forfeiture.

(7)
Includes 7,334 shares that may be purchased upon exercise of stock options by Mr. Bode that were exercisable as of April 4, 2014, or within 60 days of such date. Also includes 3,343 restricted shares held by Mr. Bode that are subject to risk of forfeiture.

(8)
Includes 200,000 shares beneficially owned by Adam Smith Fund, LLC, 70,000 shares beneficially owned by Adam Smith Growth Partners, LP, 17,531 shares beneficially owned by Adam Smith Companies, LLC, 6,071 shares beneficially owned by Cherry Tree Companies, LLC and 2,667 shares that may be purchased upon exercise of stock options. The options were exercisable as of April 4, 2014, or within 60 days of this date. Mr. Christianson may be deemed to share beneficial ownership of shares beneficially owned by Adam Smith Fund, LLC, Adam Smith Growth Partners, LP, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, by virtue of his status as a controlling owner of such entities. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Fund, LLC, Adam Smith Growth Partners, LP, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, except to the extent of his pecuniary interest in such entities. Also includes 3,343 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

(9)	Includes 1,500 shares held by Mr. Dardis' revocable living trust. Also includes 3,343 restricted shares held by Mr. Dardis that are subject to risk of forfeiture.

(10)	The 12,093 shares of common stock are held by the James Irwin Revocable Trust, which amount includes 3,343 restricted shares that are subject to risk of forfeiture.

(11)
Includes 8,334 shares that may be purchased upon exercise of stock options by Mr. Williams that were exercisable as of April 4, 2014, or within 60 days of this date. Also includes 3,343 restricted shares held by Mr. Williams that are subject to risk of forfeiture.

(12)	Includes 3,343 restricted shares held by Mr. Wright that are subject to risk of forfeiture.

(13)
Includes 139,335 shares that may be purchased upon exercise of options that were exercisable as of April 4, 2014, or within 60 days of such date. Also includes 99,697 restricted shares held by our named executive officers and directors that are subject to risk of forfeiture.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from Insiders that no reports were required, the Company believes that during the fiscal year ended January 31, 2014, all Form 3, Form 4 and Form 5 filing requirements were met.

BOARD OF DIRECTORS
The Board consists of three classes of directors: Class I directors who hold office until the 2014 Annual Meeting, Class II directors who hold office until the 2015 Annual Meeting and Class III directors who hold office until the 2016 Annual Meeting or, in all cases, until their successors are elected and qualified.
The following information states the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

Class I Directors/2014 Nominees (Terms Expire at 2014 Annual Meeting)	Age	Position/Committee Membership/Biography
Tony Christianson	61	Director

Mr. Tony Christianson has been a director since January 2003. Since 1981, Mr. Christianson has been the Chair of Cherry Tree Companies, an affiliated group of investment banking, investment management and wealth management firms in Minneapolis, Minnesota. Affiliates of Cherry Tree Companies act as the general partner of Adam Smith Fund, LLC. Mr. Christianson also serves as a director of each of The Dolan Company, an information services provider; Peoples Educational Holdings, Inc., an educational materials publisher; Arctic Cat, Inc., a manufacturer of snowmobiles and related equipment; and Znomics, Inc., a shell company (has since changed its name to Williston Holding Company, Inc.) and went off the Board in November 2013. Tony Christianson and Peter Christianson, our President and one of our directors, are brothers. Among other attributes, skills and qualifications, the Board believes that Mr. Tony Christianson is uniquely qualified to serve as a director based on his experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

James Irwin	71	Lead Independent Director; Compensation Committee; Governance/Nominating Committee

Mr. Irwin has been a director since 2005 and currently serves as Lead Independent Director of the Board. Mr. Irwin is a former vice president of Case IH's North American Agricultural Business, with over 40 years of experience in various executive positions at Case New Holland ("CNH") prior to his retirement in January 2005. Among other attributes, skills and qualifications, the Board believes that Mr. Irwin is uniquely qualified to serve as a director based on his experience in the agricultural industry, his tenure with CNH, the Company's largest supplier, his executive management experience, and his ability to assist the Company in managing its relationship with CNH and other important industry participants.

Theodore Wright	51	Director; Compensation Committee; Audit Committee

Mr. Wright has been a director since 2009. Since February 2011, Mr. Wright has served as Chief Executive Officer of Conn's, Inc., a specialty retailer of home appliances, consumer electronics, computers, furniture and mattresses, and lawn and garden products. Mr. Wright has served as a director of Conn's since 2003, including as its Board Chair since December 2010. Mr. Wright served as President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, from 2002 to 2004, and prior to that he served as its Chief Financial Officer from its formation in 1997. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's Columbia, South Carolina office. From 1994 to 1995, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's National Office Accounting Research and SEC Services Department. Mr. Wright is also the principal owner of a construction and agriculture equipment rental business, and he owns and operates a farm and ranch. Among other attributes, skills and qualifications, the Board believes that Mr. Wright is uniquely qualified to serve as a director because of his familiarity with operating issues in an industry with substantially similar opportunities and challenges as the one in which the Company operates, as well as his experience as a public company executive and director and his accounting expertise, which provides the Company's Audit Committee and Board with additional familiarity with generally accepted accounting principles, internal controls over financial reporting, and disclosure controls and procedures, and experience in analysis and evaluation of financial statements of public companies generally and of companies similar to the Company.

Class II Directors (Terms Expire at 2015 Annual Meeting)	Age	Position/Committee Membership/Biography
Peter Christianson	57	President and Director

Mr. Peter Christianson has been our President and a director since January 2003. He was our Chief Operating Officer from April 2011 to July 2013, and was our Chief Financial Officer from August 2007 to April 2011. Prior to joining us and since 1988, he was a partner and owner of C.I. Farm Power, Inc., the operator of two of the dealership locations acquired by Titan Machinery LLC in 2002. Peter Christianson and Tony Christianson, one of our directors, are brothers. Among other attributes, skills and qualifications, the Board believes that Mr. Peter Christianson is uniquely qualified to serve as a director because of his lifelong experience in the agriculture equipment industry, his years of experience leading the Company, as well as one of its predecessor entities, which broadens his ability to understand the challenges and opportunities facing the Company and to guide its long-term strategies, and his intimate understanding of the Company's financial and operational matters.

James Williams	74	Director; Chair of Governance/ Nominating Committee; Audit Committee

Mr. Williams has been a director since 2003. Mr. Williams is currently Chair of First State Bank of North Dakota and Goose River Bank, and previously worked at Bank of New York. For over 12 years, Mr. Williams had been an owner of Arthur Mercantile Company and Valley Equipment, Inc., farm equipment dealerships, which were acquired by the Company in fiscal 2010. Among other attributes, skills and qualifications, the Board believes that Mr. Williams is uniquely qualified to serve as a director because his experience as an owner and operator of agriculture equipment dealerships provides the Board with an important perspective on strategic operating decisions and acquisition opportunities, his experience as a banker offers the Company insight into the local and regional credit markets, and his executive management experience with responsibility over accounting matters provides the Company's Audit Committee and Board with additional expertise and familiarity with generally accepted accounting principles, internal controls over financial reporting, and disclosure controls and procedures, and experience in analysis and evaluation of financial statements.

Class III Directors (Terms Expire at 2016 Annual Meeting)	Age	Position/Committee Membership/Biography
John Bode	66	Director; Chair of Audit Committee

Mr. Bode has been a director since 2005. Mr. Bode is a retired partner of KPMG, LLP with over 34 years of experience in public accounting. Mr. Bode was elected to the partnership in 1981 and retired in 2005. Mr. Bode also currently serves on the board of The Valspar Corporation. Among other attributes, skills and qualifications, the Board believes that Mr. Bode is uniquely qualified to serve as a director, chair of the Company's Audit Committee and one of its Audit Committee financial experts in light of his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements of public companies generally and of companies similar to the Company, particularly from an auditor's perspective.

Stanley Dardis	64	Director; Chair of Compensation Committee; Governance/Nominating Committee

Mr. Dardis has been a director since October 1, 2010. From 1998 to 2010, Mr. Dardis served as Chief Executive Officer and Director of Bremer Financial Corporation, a bank holding company composed of nine bank subsidiaries, a trust company, and an insurance company, headquartered in St. Paul, Minnesota. Among other attributes, skills and qualifications, the Board believes that Mr. Dardis is uniquely qualified to serve as a director based on his experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides the Board with a seasoned view of financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

David Meyer	61	Board Chair and Chief Executive Officer

Mr. Meyer is our Board Chair and Chief Executive Officer. Mr. Meyer was a founder of the Company in 1980 and has been one of its directors and officers since its creation. Among other attributes, skills and qualifications, the Board believes that Mr. Meyer is uniquely qualified to serve as a director and the Board's Chair because he is the person most familiar with the Company's history, business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

ELECTION OF DIRECTORS
(PROPOSAL 1)
2014 Director Nominees
The Governance/Nominating Committee recommended to the Board that the following persons be nominated and elected as Class I directors:

Tony Christianson
James Irwin
Theodore Wright
The nominees are currently Class I directors whose terms expire at the upcoming 2014 Annual Meeting. Each has consented to being named as a nominee. If elected, each nominee will serve until the 2017 Annual Meeting or until his successor is elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.
The Board recommends that you vote "FOR" each of the nominees to the Board of Directors set forth in this Proposal 1.
Vote Required
     Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors receive cash and restricted stock grants as compensation for their service as directors pursuant to our Non-Employee Director Compensation Plan. In fiscal 2014, all of our non-employee directors received an annual retainer of $50,000 for attending Board meetings. In addition, the chair of the Audit Committee received an additional $25,000 cash retainer, each of the chairs of the Compensation Committee and Governance/Nominating Committee received additional $10,000 cash retainers, and the Lead Independent Director received an additional $15,000 cash retainer. Each non-employee director also received a grant of shares of restricted stock with a value equal to approximately $70,000 on June 3, 2013, which resulted in a grant to each director of 3,343 shares based on the $20.94 closing price on that date. The restricted shares vest one year from the date of the grant. Shares received as non-employee director compensation must be held by the director during his term of service. We also reimburse our non-employee directors for reasonable expenses incurred in connection with their services as directors.
The following table provides compensation information for our non-employee directors during fiscal 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
John Bode	75,000	70,000	145,000
Tony Christianson	50,000	70,000	120,000
Stanley Dardis	60,000	70,000	130,000
James Irwin	65,000	70,000	135,000
James Williams	60,000	70,000	130,000
Theodore Wright	50,000	70,000	120,000

(1)
These amounts represent the grant date fair value for each grant awarded in fiscal 2014, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation.

STOCK OWNERSHIP/RETENTION GUIDELINES
Directors
In order to align director and stockholder interests, directors are encouraged to become stockholders of the Company. In furtherance of this goal, our restricted stock agreements with our non-employee directors require that the restricted shares received must be held by the director during his term of service.
Officers
Although we do not have any stock retention or ownership guidelines for our officers, our Board of Directors and Compensation Committee intend to continue to encourage our executives to have a financial stake in our Company in order to align the interests of our stockholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers.

Insider Trading Policy
Our insider trading policy prohibits the trading of our securities on a short-term basis and requires that any Company stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not "margin" or "sell short" Company stock, or buy or sell put or call options on Company stock.

CORPORATE GOVERNANCE
Board Leadership Structure
David J. Meyer serves in the combined role of Board Chair and Chief Executive Officer. The Board believes that this combined role is in the best interests of the Company and its stockholders for the reasons discussed below. Mr. Meyer possesses unique familiarity with the Company's history, business and industry, making him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company's operations and strategy. As the Chief Executive Officer, Mr. Meyer has responsibility for overseeing the Company’s day-to-day operations. He must continually possess a comprehensive knowledge of the Company’s business, including the Company’s opportunities, issues, and challenges. Mr. Meyer is in the best position to prioritize the Board's agenda items, identify issues to bring to the Board, and to lead the development of the Board’s strategic plans. We feel that certain other practices initiated by the Board also secure independent oversight of management without the need to separate the roles of Chief Executive Officer and Board Chair. These include the adoption of a Lead Independent Director, that all members of our standing committees are independent, and that the Board and its committees hold regular executive sessions outside the presence of the Chief Executive Officer and other management.
James Irwin, an independent director, was selected by the Board to serve as the Lead Independent Director. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Board Chair and Chief Executive Officer on Board and committee meeting agendas, maintaining frequent contact with the Board Chair and Chief Executive Officer, advising the Chief Executive Officer on the efficiency of the board meetings, and facilitating teamwork and communication among the non-management directors and management.
We believe that our board leadership structure facilitates strategy development, and the exchange of information with management to enable the Board to evaluate management's execution of our strategy.
Independence
Our Board has determined that five of our eight directors are independent directors, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The five independent directors are: John Bode, Stanley Dardis, James Irwin, James Williams and Theodore Wright. In making this determination, the Board considered the recommendation of the Governance/Nominating Committee, as well as any related party transactions and other relationships as disclosed elsewhere in this Proxy Statement.
Code of Ethics
The Board has approved a Code of Ethics that applies to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics is available under "Corporate Governance" on the "Investor Relations" page of the Company's website at www.titanmachinery.com. Titan Machinery Inc. intends to include on its website at www.titanmachinery.com any amendment to, or waiver from, a provision of its Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.
Board's Role in Risk Oversight
Our enterprise risk management program identifies, prioritizes and monitors risks inherent in the operation of our business and the implementation of our business plan. The Board oversees this enterprise risk management program through several different levels of review. In addition to the Board's oversight, each standing committee of the Board oversees the management of enterprise risks that fall within that committee's scope of responsibility. In performing these oversight functions, the Board and each committee has full access to management, as well as the ability to engage advisors. As appropriate, each committee reports back to the full Board on its respective review of applicable enterprise risks. Further, executive management reports directly to the Board and its committees on a quarterly basis regarding the implementation of the enterprise risk management program.

Stockholder Communications with the Board of Directors
Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below:
Titan Machinery Inc. Board of Directors
Attention: Corporate Secretary
644 East Beaton Drive
West Fargo, North Dakota 58078
The communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. The Company's Secretary will forward the communications to all specified directors or, if no directors are specified, to the entire Board.
Directors' Attendance at Annual Meetings
Directors' attendance at annual meetings of stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Board's policy is that, subject to unavoidable personal or business conflicts, directors shall attend stockholders' meetings. All of our directors attended the Annual Meeting of Stockholders held on May 30, 2013.
Board and Committees Meetings
During fiscal 2014, the Board held seven formal meetings. The directors also participate in monthly telephonic conference calls with management for purpose of reviewing updates on financial performance and business operations. The independent directors meet in executive session at least quarterly. When appropriate, the Board takes formal action by written consent of all directors, in accordance with the Company's Certificate of Incorporation and Bylaws and Delaware law.
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2014 on committee matters.
All directors attended 75% or more of the aggregate number of meetings of the Board and of committees of which each respective director was a member.
Committee Membership
The following table sets forth the membership of each of the Company's committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
John Bode (Chair)	James Williams (Chair)	Stanley Dardis (Chair)
James Williams	James Irwin	James Irwin
Theodore Wright	Stanley Dardis	Theodore Wright
Audit Committee
The Audit Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Committee, may be amended upon approval of the Board and was last amended on March 6, 2014. The Audit Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com. Among other matters, our Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of financial statements;

•
appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

•	meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;

•	reviews the performance of our independent auditors;

•
discusses with management, the director of internal audit, and our independent auditors the adequacy and effectiveness of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and makes recommendations to the Board for approval;

•
establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepares the audit committee report required by the rules of the SEC to be included in our annual Proxy Statement.
Our independent auditors, other committee advisors, and management have regular contact with our Audit Committee. The Audit Committee regularly reports to our Board respecting its actions, decisions and recommendations.
Our Board of Directors has determined that two of the members of the Audit Committee qualify as "audit committee financial experts," as defined under the applicable rules of the SEC. These directors are Theodore Wright and John Bode. Each member of our Audit Committee satisfies the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the Nasdaq Stock Market and under the Securities Exchange Act of 1934, as amended.
The Audit Committee met seven times in fiscal 2014.
Governance/Nominating Committee
The Governance/Nominating Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Governance/Nominating Committee, may be amended upon approval of the Board and was last amended on November 26, 2013. The Governance/Nominating Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
Our Governance/Nominating Committee makes recommendations to our Board regarding candidates for directorships, the size and composition of our Board of Directors, and the organization and membership of our committees. In addition, our Governance/Nominating Committee oversees our code of ethics and other governance policies and matters. The Governance/Nominating Committee regularly reports to the Board respecting its actions, decisions and recommendations.
The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Chair of the Board of Directors at Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee. Please see the section below entitled "Stockholder Proposals" with regard to timing requirements for nominations made directly by a stockholder for consideration at an annual meeting of stockholders.
When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including the ability to read and understand basic financial statements, familiarity with our business and industry, high moral character and mature judgment, and the ability to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with domestic and international business affairs;

•	legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as summarized above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board of Directors.
The Governance/Nominating Committee met four times in fiscal 2014.
Compensation Committee
The Compensation Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Compensation Committee, may be amended by approval of the Board and was last amended on November 26, 2013. The Compensation Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
The primary duties and responsibilities of the Compensation Committee include the following:

•
develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;

•
review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, Chief Financial Officer and President, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations;

•	determine and approve equity grants made pursuant to the Company's equity incentive plans;

•	develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;

•	develop, recommend, review and administer compensation plans for non-employee directors;

•	annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;

•	periodically review with management, and advise the Board with respect to, employee deferred compensation plans;

•	periodically review with management and advise the Board with respect to employee benefits;

•	review and set non-employee director compensation;

•	conduct periodic compensation risk assessments, as further discussed below; and

•
review and discuss with management the Compensation Discussion and Analysis ("CD&A") required by the SEC. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the CD&A be included in the annual report or Proxy Statement.

The Chief Executive Officer, Chief Financial Officer, and the President do not participate in the Compensation Committee's deliberations or decisions regarding their own compensation. The Compensation Committee also provides input to our Chief Executive Officer and President on compensation for our other officers and employees, but compensation levels for such officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer and President. The Compensation Committee regularly reports to the Board respecting its actions, decisions and recommendations.
The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
The Compensation Committee met five times in fiscal 2014.

COMPENSATION DISCUSSION AND ANALYSIS
In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Board Chair and Chief Executive Officer, Peter Christianson, our President, and Mark Kalvoda, our Chief Financial Officer. In this Proxy Statement, we refer to Messrs. Meyer, Christianson and Kalvoda as our "named executive officers."

Executive Summary
Key Compensation Highlights for Fiscal Year 2014

•	We retained Aon Hewitt as the Compensation Consultant to the Compensation Committee.

•	We redesigned our long-term equity incentive program to incorporate performance based awards.

•	We refined our annual performance bonus program so that it will be entirely performance based in fiscal year 2015.

•	With the consultation of Aon Hewitt, we decided on a peer group of companies for benchmarking purposes.

•	We reviewed the compensation program and the compensation of our named executive officers with our peer group, and concluded that our current executive compensation is reasonable and appropriate.

We believe that our efforts during this past fiscal year will further align the interests of our named executive officers with our shareholders. After the changes to our long-term incentive program and our annual performance bonus program, and the run-out of legacy restricted stock awards, more than 60% of the total realizable compensation for our Chief Executive Officer and President will be performance based.
We are committed to considering our Stockholders' views on executive compensation

We receive direct feedback from stockholders on our compensation programs through the advisory vote on the compensation paid to our named executive officers (commonly known as a "say-on-pay" vote). We hold the "say on pay" vote at each annual meeting. At our 2013 Annual Meeting of Stockholders, the say-on-pay proposal received 98.3% approval, indicating strong stockholder support for our approach to executive compensation. Our Compensation Committee will continue to monitor our stockholders' views with respect to our executive compensation practices and take those views into account when making decisions regarding executive compensation.
Compensation Objectives and Philosophy

We have designed our compensation programs with the following objectives:

•	There should be an appropriate relationship between executive compensation and our short-term and long-term success, including creation of stockholder value.

•	Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

•	Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.
Role of Compensation Committee and Named Executive Officers in Setting Compensation
Our Compensation Committee sets the compensation for Messrs. Meyer, Christianson and Kalvoda. None of these individuals makes recommendations or participates in the discussions and decisions respecting their own salary or performance.

Mr. Meyer provides recommendations to the Compensation Committee on Mr. Christianson's and Mr. Kalvoda's compensation. Our Chief Executive Officer and President evaluate the performance of all other executive officers and work with the Compensation Committee to set the compensation for such executive officers.
Consideration of Tax and Accounting Implications
In setting executive officer compensation, we have not historically considered the tax implications under Sections 162(m) and 409A of the Internal Revenue Code or compensation expense charges under ASC 718, Compensation-Stock Compensation, but we may consider these factors when making future compensation decisions. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is performance-based. The proposed 2014 Equity Incentive Plan submitted for approval by the stockholders in Proposal 4 below includes provisions that would allow the Company to set performance-based compensation that may be considered exempt from this limitation.
Independent Compensation Consultant
The Compensation Committee engaged Aon Hewitt as its independent compensation consultant during fiscal 2014 to develop a peer group of companies for compensation benchmark purposes, to advise the Compensation Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values, and to provide executive compensation analyses with respect to the named executive officers. Aon Hewitt reports directly to the Compensation Committee, and the Compensation Committee is free to replace them or hire additional consultants at any time. Aon Hewitt attended meetings as requested by the Compensation Committee. In accordance with the Compensation Committee Charter, all services of Aon Hewitt were pre-approved or ratified by the Committee. Aon Hewitt did not perform any services for the Company or the Compensation Committee except for the executive compensation work described above. The Compensation Committee believes that the consulting advice it receives from Aon Hewitt is objective and not influenced by Aon Hewitt’s other relationships with the Company or any of its executive officers.
Peer Group
The Compensation Committee asked Aon Hewitt to develop peer groups that:

•	were compatible with the Company’s compensation strategy;

•	were an accurate reflection of the typical external labor market;

•	were consistent with the Company’s size and complexity of operations;

•	included a sufficient number of companies to stand up over time to predictable changes in the external market; and

•	could be easily described to external constituents.
The companies that were included in the peer group pursuant to the criteria set forth above are listed below:

Alamo Group, Inc.	Rent-A-Center, Inc.
Asbury Automotive Group, Inc.	Rocky Mountain Dealerships, Inc.
Cervus Equipment Corporation	Rush Enterprises, Inc.
Finning International Inc.	Strongco Corporation
H&E Equipment Services Inc.	Toromont Industries Ltd.
hhgregg, Inc.	Tractor Supply Company
Lithia Motors Inc.	United Rentals, Inc.
The Company’s executive officers did not participate in the selection of the companies for inclusion in the peer group.
Peer Group Analysis of our Executive Compensation
Our compensation consultant performed a peer group analysis of the target total direct compensation of our named executive officers. The target total direct compensation of our Chief Executive Officer and our Chief Financial Officer, consisting of base salary, annual performance bonus, long-term equity incentive award, and the grant date fair value of equity awards, was in the bottom quartile of the benchmark data of the U.S. companies in our peer group. Target total direct compensation of our President was in the second quartile of the benchmark data of the U.S. companies in our peer group.

The results of the peer group analyses are considered important by the Compensation Committee. However, the Compensation Committee does not target compensation at a particular benchmark of the peer group analysis or otherwise make any determination of, or change to, compensation in reaction to market data alone. Rather, the Compensation Committee uses this information as one of several considerations to make its judgments and determinations of appropriate compensation levels (and when to change compensation levels).
Executive Compensation Components for Fiscal 2014
The principal elements of our executive compensation program for fiscal 2014 were:

•	Base Salary;

•	Annual Performance Bonus;

•	Long-Term Equity Incentive Compensation; and

•	Certain Limited Perquisites and other Employee Benefits.
In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee seeks to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the Compensation Committee generally places a greater proportion of total compensation at risk for our Chief Executive Officer and our President, based on their greater responsibility for, and ability to influence, overall Company performance.
Base Salary
Base salary provides executives with a fixed, regular, non-contingent earnings stream. We provide competitive base salaries to our named executive officers in recognition of their job responsibilities. In addition to competitive data, we consider individual work experience, leadership, time in position, performance of our Company (based upon achievement of strategic initiatives) and job performance of each executive officer. As a result of the Compensation Committee's evaluation of these factors, the Compensation Committee may adjust base salaries to better align individual compensation with comparative market compensation, to provide merit increases based upon individual or Company achievement, or to account for changes in roles and responsibilities. The Compensation Committee reviews each executive officer's salary at the end of each fiscal year.
The annualized base salary of each of our named executive officers for fiscal year 2014 is stated below:

FY14 Base Salary
David Meyer	$500,000
Peter Christianson	$500,000
Mark Kalvoda	$300,000

The Compensation Committee has determined that Mr. Meyer’s and Mr. Christianson’s base salary will remain unchanged for fiscal year 2015. Mr. Kalvoda’s base salary for fiscal year 2015 will be reviewed and set by the Compensation Committee following his annual performance review.
Annual Performance Bonus
We establish competitive annual performance bonus opportunities as a percent of base salary for our named executive officers that:

•	motivate attainment of short-term goals; and

•	link annual cash compensation to achievement of the annual priorities and key objectives of the business.
Under our 2014 Executive Bonus Plan, Messrs. Meyer, Christianson, and Kalvoda were eligible for and earned cash bonuses as follows:

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount ($)	Bonus Paid ($)	Bonus Paid as a % of Maximum
David Meyer	200%	1,000,000	40,500	4.05%
Peter Christianson	200%	1,000,000	40,500	4.05%
Mark Kalvoda	81%	243,000	27,000	11.1%

The fiscal year 2014 annual performance bonus provided that the "Eligible Max Cash Bonus Amount" set forth above (hereafter the "Eligible Bonus Amount") would be allocated among four categories as described below:

	% Allocation of Eligible Bonus Amount
Performance Category	Mr. Meyer and Mr. Christianson	Mr. Kalvoda
Pre-Tax Net Income	40%	44.4%
Total Sales	20%	22.2%
Return on Assets	20%	22.2%
Position Specific Goals	20%	11.1%
Within each category, the Compensation Committee established threshold goals, target goals, and maximum goals. If the threshold goal was not satisfied for any financial performance category, then no bonus was payable for that category. If the actual performance for any financial performance category exceeds the threshold, then the percentage of bonus payable for that category is calculated proportionately based on where the actual performance falls within the range of the pre-determined goals. The annual performance bonus is paid in cash.
The following discusses the details of the bonus categories:

1.	Pre-Tax Net Income
The goals and percentage of bonus payable at each goal level are stated below

	Pre-Tax Net Income Goals	% of Bonus Amount Payable
Threshold	$64,770,928	1%
Target	$86,361,250	50%
Maximum	$107,951,563	100%
Our fiscal year 2014 pre-tax net income was $18,429,918, which is below the threshold goal. Therefore, our named executive officers did not receive a cash bonus attributable to pre-tax net income.

2.	Total Sales
The goals and percentage of bonus payable at each goal level are stated below:

	Total Sales Goals	% of Bonus Amount Payable
Threshold	$2,261,462,019	3%
Target	$2,512,735,577	50%
Maximum	$3,140,919,471	100%
Our fiscal year 2014 total sales was $2,226,445,871, which was below the threshold goal. Therefore, our named executive officers did not receive a cash bonus attributable to total sales.

3.	Return on Assets
We define return on assets as our pre-tax net income (adjusted for short-term incentive compensation expense) divided by our monthly average total assets. The goals and percentage of bonus payable at each goal level are stated below:

	Return on Assets Goals	% of Bonus Amount Payable
Threshold	5.67%	2.78%
Target	6.30%	50%
Maximum	6.93%	100%
Our return on average assets was 1.19%, which was below the threshold goal. Therefore our named executive officers did not receive a cash bonus attributable to return on assets.

4.	Position Specific Goals
The remaining amount of the Eligible Bonus Amount was based on achievement of the executive's position-specific goals.

Personal position-specific goals were set by our Compensation Committee for Messrs. Meyer and Christianson. Mr. Meyer and Mr. Christianson set the position-specific goals for Mr. Kalvoda. For Mr. Meyer and Mr. Christianson, the position-specific personal goals related to the Company's market share for its major product lines. Mr. Kalvoda’s position-specific goals for fiscal year 2014 were qualitative in nature and included developing and managing an accounting, tax, and internal audit staff, working effectively with the Audit Committee and outside auditors, improving the accounting and financial reporting processes, and continuing to act as a primary management contact in communications with investors.

For the position-specific performance portion of the cash bonus, we paid Mr. Meyer and Mr. Christianson 20.25%, and Mr. Kalvoda 100%, of that portion of their respective Eligible Bonus Amount allocated to this category. For each of Mr. Meyer and Mr. Christianson this amount was $40,500, and for Mr. Kalvoda $27,000. Mr. Meyer's and Mr. Christianson's position-specific bonuses were determined based on a pre-determined formula tied to our market share results in fiscal year 2014 for certain major product lines. Mr. Kalvoda's position-specific bonus was based on an evaluation of his achievement of his position-specific goals for fiscal year 2014.

5. Design Changes for Fiscal Year 2015
We have decided to remove the “personal position-specific” portion of the annual performance bonus plan, and to reallocate this portion of the bonus equally to the return on assets category and to the total sales category. Therefore, after this adjustment, the Eligible Bonus Amount will be allocated as follows: (i) 40% to net income; (ii) 30% to total sales; and (iii) 30% to return on assets. We feel that this change makes our annual performance bonus plan more consistent with our performance based philosophy as described above.
Long-Term Equity Incentive Awards
We establish competitive long-term incentive opportunities for our named executive officers that:

•	motivate achievement of long-term operational goals and increased total shareholder return;

•	align the interests of participants with shareholders.

Under the terms of their respective employment agreements, each of Mr. Meyer and Mr. Christianson is entitled to receive an equity incentive award, in the form of restricted stock or restricted stock units, on the anniversary date of his agreement in an amount determined by dividing his annual base salary in effect on the date of grant by the closing sale price of the Company's common stock on the date of grant. The parties have agreed that the equity awards to Mr. Meyer and Mr. Christianson scheduled for the 2014 anniversary date of their agreements will be granted on June 1, 2014, which is the same grant date as equity awards to other employees and non-employee directors.

Historically, our long-term equity awards to our Chief Executive Officer and to our President consisted of restricted stock with 3-year cliff vesting. Following the review of our executive compensation program with our compensation consultant, we have incorporated performance based awards as part of the long-term equity awards to the Chief Executive Officer and President. The June 1, 2014 long-term equity award to Mr. Meyer and Mr. Christianson will include time based and performance based vesting components as follows: 50% of the award will be restricted stock with 3-year cliff vesting and 50% of the award will consist of restricted stock units settled in common stock based on the Company’s financial performance (after tax return on equity) over a 3-year performance period. The Compensation Committee may modify this mix for future long-term equity awards, considering the Company’s compensation objectives and the goal of aligning executive compensation with Company performance.
Mr. Kalvoda was granted 9,551 shares of restricted stock on June 3, 2013, from the pool of restricted shares approved by the Compensation Committee for awards to key employees, under the 2005 Equity Incentive Plan. In general, this pool of restricted shares is available to be granted to key employees in conjunction with the Company’s annual employee performance review process. Mr. Kalvoda’s annual performance review for fiscal year 2013 considered a number of performance factors, including overall performance in his role as chief financial officer and accounting leadership, development and management of accounting, tax, and internal audit staff, interaction with the Audit Committee and outside auditors, management of the accounting and financial performance process, and investor communications. Following Mr. Kalvoda’s annual performance review, the Compensation Committee determined that his total compensation, including his restricted stock award, should be increased to be more competitive as well as to foster the Company’s goal of retaining Mr. Kalvoda as a key employee through the use of the time-vested restricted stock awards. In furtherance of the retention goal, Mr. Kalvoda’s restricted stock award vests proportionately at a rate of 20% per year commencing on April 1, 2015, and each April 1st anniversary thereafter, for a total vesting period of approximately six (6) years. The long-term equity award to Mr. Kalvoda for fiscal year 2015 will be made in conjunction with his upcoming performance evaluation.
All grants of restricted stock have been made pursuant to our Amended and Restated 2005 Equity Incentive Plan (the "2005 Plan"), which is administered by our Compensation Committee. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of our management's interests with those of our stockholders, we may make future grants of long-term compensation in the form of stock options or restricted stock grants to our executive officers and other key employees. In the future, we may from time to time make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executives. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards.
Perquisites and Other Benefits
We offer only limited perquisites to our executive officers. We provide each of Messrs. Meyer, Christianson and Kalvoda with a cellular phone and cellular phone service. All of our executive officers are eligible for insurance, vacation, 401(k) Company match and other benefits at the same levels provided to all of our full-time employees. Mr. Christianson received a Company vehicle allowance for a portion of the year and also received spousal travel benefits related to his frequent travel to our European operations.
Employment Agreements
We have written employment agreements with David Meyer to serve as our Chief Executive Officer and Peter Christianson to serve as our President. We do not have a written employment agreement with our Chief Financial Officer, Mark Kalvoda.
Each of Mr. Meyer’s and Mr. Christianson’s current employment agreement has an initial term that commenced on February 1, 2013, and expires on January 31, 2016, with automatic one-year extensions, subject to earlier termination, as described below. Pursuant to the agreements, Messrs. Meyer and Christianson are each paid a base salary of $500,000 per year, subject to annual review and adjustment by our Compensation Committee. Messrs. Meyer and Christianson are also eligible for an annual incentive bonus of up to 200% of their base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee. Each agreement also provides for yearly equity incentive awards in a dollar amount equal to the applicable base salary, as further discussed above under "Long-Term Equity Incentive Awards", pursuant to terms, conditions and annual objectives established by our Compensation Committee. Messrs. Meyer and Christianson are eligible to participate in any employee benefit plans and programs generally available to our other executive officers.
The employment agreements with Messrs. Meyer and Christianson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer and Christianson at any time upon 60 days written notice for any reason, or immediately by us for cause. If Messrs. Meyer or Christianson are terminated by us without cause prior to the expiration of the term or if they resign for good reason, we are obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the annual performance bonus last paid prior to the termination. These severance payments would be made in 24 equal monthly installments. If such termination occurs we would also be required to allow Mr. Meyer or Mr. Christianson to continue to participate in our group medical and dental plans at our expense for a period of 24 months. In order to receive the severance and continued benefits, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies.
Conclusion
We have concluded that the base salary, annual performance bonus and long-term incentives for each of the named executive officers, as well as the total compensation received by those named executive officers, in fiscal 2014 was reasonable and appropriate in light of our goals and competitive requirements. We believe that the compensation structure is in the best interests of the Company and its stockholders because it enables us to attract, retain, motivate and fairly reward talent, incentivize our executives to accomplish our financial objectives, and aligns the interests of management with those of long-term stockholders.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Members of the Compensation Committee
Stanley Dardis (Chair)
James Irwin
Theodore Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our Compensation Committee members was an officer or employee of the Company during fiscal 2014, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during fiscal 2014.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2014
The table below sets forth certain information regarding compensation paid during the last three fiscal years to the Company's named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
David Meyer, CEO/Chair	2014	500,000	—	40,500	7,858	548,358
	2013	400,000	400,009	191,515	7,820	999,344
	2012	330,000	329,984	584,923	9,002	1,253,909

Peter Christianson, President	2014	500,000	—	40,500	21,562	562,062
	2013	400,000	400,009	191,515	9,938	1,001,462
	2012	330,000	329,984	584,923	9,925	1,254,832

Mark Kalvoda, CFO	2014	285,000	199,998	27,000	7,753	519,751
	2013	247,500	49,986	39,648	7,313	344,447
	2012	219,452	49,991	138,462	7,152	415,057

(1)	Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)
Amounts represent the grant date fair value of awards made in fiscal 2014, fiscal 2013 and fiscal 2012, respectively. The assumptions used to determine the valuation of the awards are further discussed in Note 15 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014. See the Grants of Plan-Based Awards table for further information regarding the awards granted in fiscal 2014 and the Outstanding Equity Awards at January 31, 2014 table for information regarding all outstanding awards.

(3)
Amounts for Mr. Meyer and Mr. Kalvoda primarily represent a company match to the 401(k) plan. Mr. Christianson's amount includes a Company vehicle allowance for a portion of the year of $1,828 and spousal travel benefits of $11,840 related to his frequent travel to our European operations, in addition to the 401(k) company match of $7,894.

Grants of Plan-Based Awards for Fiscal 2014
The following table sets forth certain information regarding grants of plan-based awards (annual performance bonus and long-term equity incentive) to our named executive officers in fiscal 2014:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock(#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold	Target	Maximum
David Meyer	_	22,827	500,000	1,000,000	—	(3)	—
Peter Christianson	_	22,827	500,000	1,000,000	—	(3)	—
Mark Kalvoda	6/3/2013	5,130	135,000	243,000	9,551	(4)	199,998

(1)
Amounts shown in the table reflect the potential amount of annual performance bonuses that could be earned in fiscal 2014 by each of our named executive officers, based on meeting the threshold goals, target goals and maximum goals amounts, as defined in our 2014 Executive Bonus Plan. Actual amounts earned by the named executive officers for fiscal 2014 are reported in the Summary Compensation Table on page 21 under the column entitled "Non-Equity Incentive Plan Compensation."

(2)	This amount represents the grant date fair value of the restricted stock award determined in accordance with ASC 718.

(3)
Mr. Meyer and Mr. Christianson were not granted any equity incentive awards in fiscal year 2014, as discussed in "Long-Term Equity Incentive Awards" on page 19. They will receive grants on or about June 1, 2014.

(4)	Mr. Kalvoda received a restricted stock award in the amount of 9,551 restricted shares, which risk of forfeiture will terminate ratably on April 1 of each year from 2015 to 2019.

Outstanding Equity Awards at January 31, 2014
The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David Meyer	53,000	—	—	8.50	12/6/17	33,195	541,079
Peter Christianson	53,000	—	—	8.50	12/6/17	33,195	541,079
Mark Kalvoda	6,666	—	—	8.50	12/5/17	14,817	241,517
	8,334	1,666	—	22.21	9/22/18

(1)	The amounts reflect the value based on the closing price of our common stock on January 31, 2014 of $16.30.

Option Exercises and Stock Vested for Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David Meyer	—	—	14,286	(1)	243,433	(2)
Peter Christianson	—	—	14,286	(1)	243,433	(2)
Mark Kalvoda	—	—	1,231	(3)	32,732	(4)
	—	—	333	(5)	5,847	(5)

(1)	Represents 14,286 shares of restricted stock for which the risk of forfeiture lapsed on November 1, 2013.

(2)	Calculated based on the closing share price of our common stock of $17.04 on November 1, 2013, the date the risk of forfeiture lapsed with regard to the restricted stock.

(3)	Represents 1,231 shares of restricted stock for which the risk of forfeiture lapsed on April 1, 2013.

(4)	Calculated based on the closing share price of our common stock of $26.59 on April 1, 2013, the date the risk of forfeiture lapsed with regard to the restricted stock.

(5)	Represents 333 shares of restricted stock for which the risk of forfeiture lapsed on September 1, 2013.

Potential Payments upon Termination or Change-In-Control
SEC regulations state that we must disclose information in this Proxy Statement regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. As provided under "Compensation Discussion and Analysis-Employment Agreements," we are party to amended and restated employment agreements with Mr. Meyer and Mr. Christianson, which provide that if Messrs. Meyer or Christianson are terminated by us without cause prior to the expiration of the term or if they resign for good reason, we are obligated to pay severance in an amount equal to two times the sum of his annual base salary plus the annual incentive bonus last paid prior to the termination, and are also required to allow Mr. Meyer or Mr. Christianson to continue to participate in our group medical and dental plans at our expense for a period of 24 months. If such termination occurred on January 31, 2014, each of Mr. Meyer and Mr. Christianson would have been entitled to a severance payment of $1,383,030 (paid in equal monthly installments over 24 months) calculated as follows: the sum of (i) two times the current base salary of $500,000, plus (ii) two times the amount of the last annual incentive bonus paid of $191,515. In addition, the Company would pay for the cost of the executive's continued participation in our group medical and dental plans for the 24 month period following termination (currently $1,255.57 per month). Mr. Kalvoda does not have an employment agreement that provides for payment of severance in the event of termination of employment or change of control

Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of January 31, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	376,319	$11.72	298,638
Equity compensation plans not approved by security holders	—	—	—
Total	376,319	$11.72	298,638

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 2)
During our 2011 Annual Meeting of Stockholders, our stockholders cast an advisory vote on how frequently to conduct a stockholder advisory vote on the compensation of our named executive officers (commonly referred to as a "say-on-pay" vote). Consistent with the 2011 stockholder advisory vote, the Board has determined that the Company will conduct the say-on-pay vote at each annual meeting. The Company will next conduct a stockholder advisory vote on how often to conduct a say-on-pay vote no later than its 2017 Annual Meeting.
Our Compensation Committee has described our compensation philosophy in the Compensation Discussion and Analysis contained in this Proxy Statement. Stockholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related tables and narrative disclosure which describe the compensation of our Chief Executive Officer, our President, and our Chief Financial Officer in fiscal 2014 set forth under "Executive Compensation" above. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving our goals and that the compensation of our named executive officers in fiscal 2014 reflects and supports these compensation policies and procedures.
Stockholders are being asked to vote on the following resolution:
RESOLVED, the stockholders of Titan Machinery Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the Proxy Statement for the 2014 Annual Meeting of Stockholders captioned 'Executive Compensation'."
This advisory vote on executive compensation, commonly referred to as a "say-on-pay" advisory vote, is not binding on our Board. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
The Board recommends that you vote "FOR" the adoption of the resolution set forth in this Proposal 2.
Vote Required
Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
We have a written Related Party Transactions Policy that requires our independent directors to review and approve or ratify any "related party transaction" of the type required to be disclosed by Item 404 of Regulation S-K. "Related persons" include directors and executive officers or their immediate family members, and shareholders beneficially owning more than 5% of our common stock. The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. All of our directors, officers and employees are required to report to our General Counsel any related party transactions (as required to be disclosed under Item 404 of Regulation S-K).
All related person transactions are reviewed and may be approved or ratified by the independent directors. The independent directors take into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The independent directors may impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction. In the case of a transaction presented to the independent directors for ratification, the independent directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

Related Party Transactions in Fiscal Year 2014
Described below are transactions and series of similar transactions that have occurred during fiscal 2014 to which we were a party or are a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

1.     Real Estate Lease Agreement with C.I. Farm Power Inc.
We lease one dealership site located in Fargo, North Dakota from C.I. Farm Power Inc., an entity owned and controlled by Mr. Peter Christianson (our President and a member of our Board of Directors) and his immediate family. The monthly lease payment is $12,000. We paid $144,000 in lease payments to this entity during fiscal 2014. The lease agreement expires on July 31, 2018, subject to the right of either party to terminate upon 60 days' written notice. We are responsible for paying real estate taxes, insurance, maintenance and utilities. We believe the terms of this lease to be commercially reasonable, and the lease is not any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.
2.     Immediate Family Members who are Employees of the Company
During fiscal 2014, Ted Christianson served as our Treasurer and received total cash compensation of approximately $257,804 and a restricted stock award of 1,433 shares of our common stock, with a grant-date fair value of $30,007. Ted Christianson is the brother of Peter Christianson, our President, and of Tony Christianson, a member of our Board of Directors.
During fiscal 2014, Sam Christianson, the son of Peter Christianson (our President and a member of our Board of Directors), was an employee of the Company and received total cash compensation of approximately $231,591 pursuant to a standard sales commission-based plan of compensation applicable to all of our field marketers.
Both of the above identified employees participated in employee benefits plans and programs available to our other full time employees.
3. Construction Management Services Performed by C.I. Construction, LLC
C.I. Construction, LLC, ("CI") performs construction management services for certain of the Company's new store construction projects, shop additions, and remodel projects. CI is owned by Rob Thompson, who is the brother-in-law of Tony Christianson (a member of our Board of Directors) and Peter Christianson (a member of our Board of Directors and our President). CI performs construction management services including developing designs/specifications and drawings, preparing bid packages, advising on the selection of suppliers and contractors, and overseeing the construction process. CI is also an authorized reseller of certain steel buildings that the Company frequently incorporates into its construction projects.
CI receives a fee equal to 4.5% of the construction costs, excluding expenditures for certain fixtures and fixed assets that the Company originates. CI is also reimbursed for the labor costs of CI's site supervisors and on-site staff, and utilities, equipment rental, travel, and other direct costs incurred by CI in performing the services. CI also receives payment as a reseller of the steel buildings used in certain of our construction projects. We are not obligated to retain CI on an ongoing basis, and this decision is made for each project based on the best interests of the Company. At times, we have utilized a competitive bidding process for construction management services.
During fiscal 2014, CI received an aggregate amount of $3.9 million in direct or indirect payments from the Company for the performance of construction-related services and the purchase of steel buildings, as well as reimbursement for other construction-related costs. We do not believe the terms of any of the transactions and agreements described above are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available on the investor relations page of our website at www.titanmachinery.com, and may be amended by approval of the Board. The charter is reviewed annually by the Committee and was last amended on March 6, 2014. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management and the independent auditors;

(2)
discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2014, as filed with the Securities and Exchange Commission.

Members of the Audit Committee: John Bode (Chair) James Williams Theodore Wright

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
Deloitte & Touche LLP has acted as the Company's Independent Registered Public Accounting Firm for the fiscal year ended January 31, 2014. Eide Bailly LLP acted as the Company's Independent Registered Public Accounting Firm for fiscal year ended January 31, 2013 and for the period February 1, 2013 through June 27, 2013.
Effective June 27, 2013, the Audit Committee of the Board of Directors of the Company approved the dismissal of Eide Bailly LLP (“Eide Bailly”) as the Company’s independent registered public accounting firm, and engaged Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm, effective on the same day.
Eide Bailly’s audit reports on the consolidated financial statements of the Company as of January 31, 2013 and 2012 and for each of the years in the three year period ended January 31, 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended January 31, 2013 and 2012 and the subsequent interim period through June 27, 2013, there were: (i) no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
Eide Bailly was provided a copy of the above disclosures and has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, which letter was filed with the SEC on July 11, 2013 as Exhibit 16.1 on Form 8-K/A.
During the fiscal years ended January 31, 2013 and 2012, and the subsequent interim period through June 27, 2013, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

Audit Fees
The following fees were billed by Eide Bailly LLP and Deloitte & Touche LLP for fiscal years 2014 and 2013:

	Fiscal 2014	Fiscal 2013
Audit Fees	$586,900	$241,520
Audit-Related Fees	14,900	31,000
Tax Fees	—	—
All Other Fees	—	—
Total	$601,800	$272,520
Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings or services that are normally provided by the Independent Registered Public Accounting Firm in connection with regulatory filings with the Securities and Exchange Commission.
            Audit-related fees are primarily for the assurance and related services performed by our auditors that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2014 and fiscal 2013, this primarily consisted of the audit of employee benefit plan, accounting research assistance, services related to SEC Comment Letters and services related to the Company's senior convertible debt offering.
            Tax fees may include services such as tax compliance, tax advice and tax planning, amongst others. There were no such fees during fiscal 2014 or 2013.
            All other fees relate to services provided by the independent registered public accounting firm that are not classified as audit fees, audit-related fees or tax fees. There were no such fees during fiscal 2014 or 2013.
Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm or any other auditing or accounting firm.
During fiscal 2014, the Audit Committee approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP, and by Eide Bailly LLP prior to management engaging Deloitte & Touche LLP and Eide Bailly LLP, respectively, for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its decision to appoint Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Deloitte & Touche's independence.

RATIFICATION OF PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

Our bylaws do not require that our stockholders ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. Further information about the services provided by Deloitte & Touche LLP, including information about the fees paid to the firm during fiscal 2014 can be found on under the heading “Fees of the Independent Registered Public Accounting Firm” above.

The Board recommends that you vote “FOR” the ratification Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2015.

Vote Required

Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

2014 EQUITY INCENTIVE PLAN
(PROPOSAL 4)
Background
We are asking our stockholders to approve our 2014 Equity Incentive Plan (the “2014 Plan”) under which 1,650,000 shares of our Common Stock will be reserved for issuance. The Board has approved the 2014 Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal as a result of the Awards (as hereinafter defined) that may be granted to them under the 2014 Plan.
We designed the 2014 Plan to facilitate the continued use of incentive and nonqualified stock option and restricted stock awards, which are currently provided for under our 2005 Equity Incentive Plan (the “2005 Plan”), to provide flexibility in our equity grants through the use of additional types of awards, and to incorporate additional protection for the interests of our stockholders. The 2014 Plan will permit awards of both incentive and nonqualified stock options and restricted stock awards, as well as awards of restricted stock units, performance shares, performance units and stock appreciation rights (collectively referred to as an “Award” or “Awards”).
In assessing the appropriate terms of the 2014 Plan and the importance of equity as a component of our compensation program, our Compensation Committee considered, among other items, our compensation philosophy and practices, and input from Aon Hewitt, the Compensation Committee’s independent compensation consultant.
The 2014 Plan will replace the 2005 Plan. The Board intends that, upon approval by our stockholders, all future awards will be granted under the 2014 Plan. Therefore, if the stockholders approve the 2014 Plan, no further awards will be granted under the 2005 Plan; however, any awards outstanding under the 2005 Plan will remain subject to its terms and conditions. In addition, any shares reserved for the 2005 Plan not currently subject to outstanding awards or not issued upon the exercise of such awards will not be used for the grant of any future awards. The 2005 Plan currently has 697,412 shares reserved for options and restricted stock currently outstanding and 298,638 shares available for grant.
If our stockholders do not approve the 2014 Plan, future stock options and restricted stock awards will continue to be granted under the 2005 Plan. However, beginning in November 2015, ten years after the initial adoption of the 2005 Plan, we would cease to be eligible for certain important tax advantages under applicable federal tax regulations for grants under the 2005 Plan.
Importance of the 2014 Plan
Equity-based compensation is a vital component of our compensation philosophy because it provides employees with long-term exposure to the Company’s performance, aligns employees’ interests with those of our stockholders and discourages imprudent risk-taking. Adoption of the 2014 Plan will allow us to continue to grant equity compensation awards to our employees, officers, and directors in furtherance of this philosophy. During fiscal 2013, approximately 200 of our employees received a portion of their annual variable compensation in equity-based awards.
In addition, the 2014 Plan incorporates several features designed to protect the interests of our stockholders and to reflect our compensation philosophy and our compensation practices:

•	No “evergreen” provision;

•	No recycling of shares;

•	No hedging or pledging of equity-based awards;

•	No repricing or below-market grants of stock options and stock appreciation rights (SARs) permitted without stockholder approval; and

•	No dividends or dividend equivalents on unearned restricted stock units.

Shares Subject to the 2014 Plan
The 2014 Plan authorizes 1,650,000 shares for issuance pursuant to Awards, which constitutes 7.8% of our outstanding shares of Common Stock.
We currently estimate that our annual gross burn rate will be approximately 1%, or 200,000 shares annually. We arrived at this estimate by forecasting the number of shares likely needed for newly hired employees and executives as well as ongoing grants to our current employees, executives, and members of our Board, as well as by considering (i) the dilutive impact of awards that have been granted under the 2005 Plan and that may be granted under the 2014 Plan, (ii) the expected value transfer and dilution of such grants, (iii) compliance with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iv) input from Aon Hewitt, the Compensation Committee’s independent compensation consultant. Accordingly, we expect that the number of shares available under the 2014 Plan will provide us with enough shares for equity awards for at least the next five years.
The number of shares available for issuance under the 2014 Plan will be reduced by one share for each share of our Common Stock granted pursuant to an Award under the 2014 Plan. Shares subject to Awards granted under the 2014 Plan that expire or are terminated or forfeited for any reason, or which are used to pay the exercise price or satisfy the tax withholding obligation applicable to an Award, or which represent an Award to the extent it is settled in cash, will not be “recycled” and will not remain in the pool of shares available for issuance under the 2014 Plan.
The closing sale price of the Company's Common Stock as reported by NASDAQ on April 15, 2014 was $18.58 per share.
Burn Rate
The annual share usage under the 2005 Plan during our three previous fiscal years as follows:

	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2012
Stock Options Granted	—	—	—
Restricted Stock Granted	140,147	100,409	79,480
Total Shares Granted	140,147	100,409	79,480
Basic Weighted Average Common Shares Outstanding	20,894,000	20,787,000	19,809,000
Annual Burn Rate	0.67%	0.48%	0.40%
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of January 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	376,319	$11.72	298,638
Equity compensation plans not approved by security holders	—	—	—
Total	376,319	$11.72	298,638
As of April 15, 2014, we have not granted any additional equity compensation since January 31, 2014.

Description of Plan

A general description of the 2014 Plan is set forth below, but this description is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Purpose.    The purpose of the 2014 Plan is to promote our success by facilitating the employment and retention of competent personnel and by furnishing incentives to officers, directors, employees, consultants and advisors upon whose efforts our Company will depend to a large degree.

Administration.    The 2014 Plan is administered by the Board or a committee appointed by the Board (the “Administrator”). Any committee appointed by the Board to administer the 2014 Plan shall consist of at least two non-employee directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934) who are also outside directors within the meaning of section 162(m) of the Internal Revenue Code. Currently, the Board has appointed the Compensation Committee (the “Committee”) to administer the 2014 Plan.
The 2014 Plan gives broad powers to the Administrator to administer and interpret the 2014 Plan, including the authority: (i) to establish rules for the administration of the 2014 Plan; (ii) to select the individuals to be granted Awards (“Participants”); and (iii) to prescribe the particular form and conditions of each Award granted.
Term.    Incentive stock options may be granted under the 2014 Plan for a period of 10 years from the date of adoption of the 2014 Plan by the Board. Other Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Administrator.
Eligibility.    All officers, directors, employees, consultants and advisors of the Company or any affiliate are eligible to receive Awards pursuant to the 2014 Plan. As of April 1, 2014, the Company and its subsidiaries had approximately 2,500 full-time employees (including the named executive officers) and six non-employee directors.
Shares Available.    The maximum aggregate number of shares of Common Stock reserved and available for Awards to Participants is 1,650,000. If any Awards granted under the 2014 Plan expire or terminate prior to exercise or otherwise lapse, or if any Awards are settled in cash, the shares subject to such portion of the Award will not be “recycled” and made available for subsequent grants of Awards. Similarly, shares of stock used to pay the exercise price under any Award or used to satisfy any tax withholding obligation attributable to any Award, will not be available for additional Awards granted under the 2014 Plan.
The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board upon the occurrence of a stock dividend, stock split, consolidation, or a similar event in which the Company receives no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.
Change of Control.    Unless otherwise provided in an award agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), the Board may provide for one or more of the following:

(a)	the equitable acceleration of the exercisability of any outstanding options and the lapsing of the risks of forfeiture on any restricted stock awards;

(b)
the complete termination of the 2014 Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give participants a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction), and the cancellation of any restricted stock awards for which the risks of forfeiture have not lapsed;

(c)
that participants holding outstanding stock options shall receive, with respect to each share of stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the fair market value of such stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such participants shares of common stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the equivalent cash payment;

(d)
that participants holding outstanding restricted stock awards shall receive, with respect to each share of stock subject to such awards, as of the effective date of any such transaction, cash in an amount equal to the fair market value of such stock on the date immediately preceding the effective date of such transaction; provided that the Board may, in lieu of such cash payment, distribute to such participants shares of common stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the equivalent cash payment;

(e)
the continuance of the 2014 Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to participants holding such options the right to exercise their respective options as to an economically equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(f)
the continuance of the 2014 Plan with respect to restricted stock awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and provide to participants holding such awards the right to receive an economically equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction

Amendment.    The Board may from time to time suspend or discontinue the 2014 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding Award to the material detriment of the Participant without the consent of the Participant except as authorized in the event of merger, consolidation or liquidation of the Company. Further, the 2014 Plan may not, without any required approval of the stockholders, be amended in any manner that will (a) materially increase the number of shares subject to the 2014 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive Awards; (c) decrease the price at which options will be granted; (d) materially increase the benefits accruing to Participants under the 2014 Plan; or (e) cause incentive stock options to fail to meet the requirements of Code Section 422.

Types of Awards Available Under the Plan

Options.    Options granted under the 2014 Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") or "nonqualified" stock options that do not qualify for special tax treatment of Code Section 422.
When an option is granted under the 2014 Plan, the Administrator, in its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. However, the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, or 110% of the fair market value of the Company's Common Stock on the date of grant if granted to a 10% or greater Company shareholder. The exercise price of a nonqualified stock option also may not be less than the fair market value of the Company's Common Stock on the date of grant, unless otherwise determined by the Administrator.
The Administrator will establish the term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise; provided, however, that the term of an incentive stock option generally may not exceed ten years from the date of grant. Moreover, the Administrator may also determine the effect that the termination of a Participant's relationship with the Company may have on the exercisability of an option. Each incentive or nonqualified stock option granted under the 2014 Plan is generally nontransferable during the lifetime of the Participant; however, a nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.
The methods of exercising an option under the 2014 Plan are set forth in the 2014 Plan itself. Generally, options are subject to vesting during a period of at least one year following the date of grant.
In no event may a Participant be granted stock options or stock appreciation rights covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above; provided, however, that a share of stock subject to a stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.
Restricted Stock Awards and Restricted Stock Unit Awards.    The 2014 Plan also permits awards of restricted stock and restricted stock units. The Administrator will determine the number of shares covered by each restricted stock and restricted stock unit award granted under the 2014 Plan, and may also, in its discretion, establish continued employment, achievement of performance criteria, or other conditions that must be satisfied for the risks of forfeiture on restricted stock and restricted stock units to lapse. A restricted stock award or restricted stock unit award may not be transferred by a Participant until the risks of forfeiture have lapsed. Restricted stock units may be paid in cash or in shares of the Company's Common Stock, or any combination thereof, in the Administrator's discretion.
In no event shall a Participant be granted restricted stock awards, or, to the extent payable in or measured by the value of shares of Common Stock, restricted stock unit awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above.
Performance Share Awards and Performance Unit Awards.    The Administrator is also authorized to grant performance share and performance unit awards under the 2014 Plan. Performance share awards generally provide the Participant with the opportunity to receive shares of the Company's Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods. A performance share award or performance unit award may not be transferred by a Participant except by will or the laws of descent and distribution. To the extent payable in or measured by the value of shares of Common Stock, in no event shall a Participant be granted performance awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock.
Stock Appreciation Rights.    The 2014 Plan permits awards of stock appreciation rights, which may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. The Administrator will determine the term of the stock appreciation right and how it will become exercisable. Generally, upon the exercise of a stock appreciation right, the Participant will receive cash, shares of Common Stock, or some combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company's Common Stock, over (ii) a specified exercise price. If the stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right. A stock appreciation right may not be transferred by a Participant except by will or the laws of descent and distribution. In no event shall a Participant be granted options or stock appreciation rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as provided above; provided, however, that a share of stock subject to stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.

Federal Income Tax Consequences of the Plan

The following general tax discussion is intended for the information of our stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2014 Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2014 Plan.
Options.    Nonqualified stock options granted under the 2014 Plan are not intended to and do not qualify for favorable tax treatment available to incentive stock options under Code Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.
Incentive stock options granted under the 2014 Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422 and may only be granted to employees. Under Code Section 422, no taxable income is reportable by the Participant when the incentive stock option is granted. Moreover, if the Participant has been an employee of the Company at all times from the date of grant until three months before the exercise date, the Participant generally will recognize no taxable income when the incentive stock option is exercised. The alternative minimum tax may be applicable in the year of exercise, however, depending upon the Participant's individual circumstances. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the grant date and one year after the exercise date, the Participant will report any gain upon sale of the shares as capital gain. However, if the Participant disposes of the shares prior to expiration of the two- or one-year holding periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of the difference between the fair market value of the Company's Common Stock on the date of exercise (or the sale price, if less) and the exercise price of the shares.
The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option, but may be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the Participant in the event of an early sale of shares.
Restricted Stock Awards.    Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if the Participant makes a "Section 83(b) Election," the Participant will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Restricted Stock Unit Awards.    A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or cash received in the year that the restricted stock units vest. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Performance Share and Performance Unit Awards.    A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received, as the case may be, in the year that the Participant receives payment. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Stock Appreciation Rights.    Generally, a Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received in the year that the stock appreciation right is exercised. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Section 162(m) of the Code

Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of the Company's three other most highly compensated executive officers (excluding the Chief Financial Officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 for performance-based compensation if the conditions of Section 162(m) are met. These conditions include (i) obtaining shareholder approval of the Plan; (ii) placing limits on the size of Awards an individual can receive; and (iii) establishing performance criteria that must be met before the Award will vest or be paid. The Plan has been designed to permit the Plan Administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards. The Plan Administrator, in its discretion, may choose to grant awards that do not satisfy all of these conditions.
For purposes of the 2014 Plan, the performance criteria that must be met before an Award will vest or be paid may be any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization), EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (v) Operating measures (including but not limited to operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels. The performance goal applicable to an Award will be selected by the Committee and established not later than 90 days after the commencement of the period of service to which the performance goal relates, and while the outcome is substantially uncertain; provided, however, that no performance goal shall be established after 25% of the period of service has elapsed. The Committee shall certify the extent to which any performance goal has been satisfied, and the amount payable as a result thereof, prior to the payment, settlement or vesting of any Award that is intended to satisfy the requirements of Code Section 162(m). In determining the amounts earned by a Participant pursuant to such an Award, the Committee, in its discretion, will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance on a formula or discretionary basis, or any combination thereof. The Plan Administrator, in its discretion, may choose to grant performance awards that are not intended to satisfy the requirements of Code Section 162(m).

By approving the 2014 Plan, stockholders will be approving, among other things, the eligibility requirements for participation by employees in the 2014 Plan; the performance criteria on which specific goals applicable to certain Awards would be based; and the limits on the number of shares which may be awarded to Participants under the 2014 Plan.
Awards to be Granted
Awards under the 2014 Plan are subject to the Administrator's discretion, and, therefore, future grants of Awards and the number of Awards that a Participant may receive cannot be determined at this time. As of April 15, 2014, no Awards have been granted under the 2014 Plan.
Board Recommendation
The Board recommends that you vote “FOR” the 2014 Plan set forth in this Proposal 4.
Vote Required
Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

OTHER BUSINESS
Management knows of no other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSAL
Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2015 Annual Meeting of Stockholders must be received by the Company no later than December 25, 2014 to be includable in the Company's Proxy Statement and related proxy for the 2015 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's Bylaws, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2015 Annual Meeting, a stockholder's notice of such nomination or other business must be received no earlier than January 30, 2015 and no later than March 1, 2015 and must be in a form that complies with the requirements set forth in the Company's Bylaws.

FORM 10-K
A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2014 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO MARK KALVODA, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.
Dated: April 25, 2014
West Fargo, North Dakota

APPENDIX A
TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS
As used herein, the following terms shall have the meanings indicated below:

(a)“Administrator” shall mean the Board, or one or more Committees appointed by the Board, as the case may be.

(b)“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c)“Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.

(d)“Board” shall mean the Board of Directors of the Company.

(e)“Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i)
Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)
There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)
There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(d)(iii), “gross value” means the value of the assets of the

Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv)
Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(f)“Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(f), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, as amended. Further, to the extent necessary for compliance with the limitations set forth in Code Section 162(m), each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder.

(g)The “Company” shall mean Titan Machinery Inc., a Delaware corporation.

(h)“Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Stock.

(i)“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(j)The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.

(k)“Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.

(l)“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(m)“Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(n)The “Participant” means (i) a key employee or officer of the Company or any Affiliate to whom an Incentive Stock Option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Nonqualified Stock Option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, key employee or officer of, the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.

(o)“Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.

(p)“Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan. For any Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of, (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.

(q)“Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(r)“Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Stock upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(s)“Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(t)The “Plan” means the Titan Machinery Inc. 2014 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(u)“Prior Plan(s)” shall mean the Titan Machinery Inc. 2005 Equity Incentive Plan.

(v)“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock or the grant of any restricted stock units pursuant to Section 11 hereof.

(w)“Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(x)“Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 15).

(y)“Stock Appreciation Right” shall mean a grant pursuant to Section 13 hereof.

(z)A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of such corporation’s outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.
PURPOSE
The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options, or any successor provision, pursuant to Section 9 of this Plan; through the granting of “Nonqualified Stock Options” pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the stockholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Awards may be granted prior to the date this Plan is approved by the stockholders of the Company; provided, however, that any Incentive Stock Options granted after adoption of the Plan by the Board of Directors shall be treated as Nonqualified Stock Options if stockholder approval is not obtained within such twelve-month period.

SECTION 3.
EFFECTIVE DATE OF PLAN
The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the stockholders of the Company as required in Section 2.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”). Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor is a natural person, renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Affiliate to whom Awards, including Incentive Stock Options, shall be granted under this Plan. The Administrator may grant additional Awards, including Incentive Stock Options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new

Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.
STOCK

The Stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Stock. Subject to Section 14 of this Plan, the maximum aggregate number of shares of Stock reserved and available for Awards under the Plan is One Million Six Hundred Fifty Thousand (1,650,000); provided, however, that all shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.

Notwithstanding anything in the Plan to the contrary, for any Awards granted under the Plan that are intended to qualify as “performance-based compensation” under Code Section 162(m), the following limits will apply:

(a)    In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 15; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.

(b)    In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 15.

(c)    To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 15.

SECTION 7.
DURATION OF PLAN
Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in Section 3. Other Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Administrator.

SECTION 8.
PAYMENT

Participants may pay for shares upon exercise of Options granted pursuant to this Plan (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired shares of Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise, or (v) by a combination thereof. Any stock tendered as part of such payment shall be valued at such stock’s then-current Fair Market Value, or such other form of payment as may be authorized by the Administrator. In the event the Optionee elects to pay the exercise price in whole or in part with previously acquired shares of Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Stock” means shares of the Company’s Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles.

With respect to payment in the form of Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each Incentive Stock Option granted pursuant to this Section 9 shall be evidenced by a written Incentive Stock Option agreement (the “Option Agreement”). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)    Term and Exercisability of Incentive Stock Option. The term during which any Incentive Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Option Agreement shall state when the Incentive Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an Incentive Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c)    Nontransferability. No Incentive Stock Option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the Participant’s lifetime, the Incentive Stock Option may be exercised only by the Participant. If the Participant shall attempt any transfer of any Incentive Stock Option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the Incentive Stock Option, to the extent not fully exercised, shall terminate.

(d)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 15 of the Plan), as evidenced in either certificated or book entry form.

(e)    Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b). In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to have shares withheld for this purpose shall be made on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(f)    Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate, including the Prior Plans, shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(f), such acceleration shall be of full force and effect but the number of shares of Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 9(f) shall be applied to all outstanding Incentive Stock Options (under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate in chronological order according to the dates of grant.

(g)    Other Provisions. The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “Incentive Stock Option” as defined in Code Section 422 or to conform to any change therein.

SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each Nonqualified Stock Option granted pursuant to this Section 10 shall be evidenced by a written Nonqualified Stock Option agreement (the “Option Agreement”). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option.

(b)    Term and Exercisability of Nonqualified Stock Option. The term during which any Nonqualified Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the Nonqualified Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a Nonqualified Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c)    Transferability. A Nonqualified Stock Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

(d)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of stock as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 15 of the Plan), as evidenced in either certificated or book entry form.

(e)    Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option. In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(f)    Other Provisions. The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b)    Risks of Forfeiture. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)	Issuance of Shares; Rights as Stockholder.

(i)    With respect to a Restricted Stock Award, the Company shall cause to be issued shares in the Participant’s name as evidenced by a stock certificate or as reflected in book entry form, provided, that the Company shall place a legend or restriction on such shares describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a stockholder with respect to such shares.

(ii)    With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued Stock in the Participant’s name and shall deliver such Stock to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award or Restricted Stock Unit Award. In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock, including shares of Stock received pursuant to the Restricted Stock Award or Restricted Stock Unit Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such restricted stock or restricted stock unit. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(e)    Nontransferability. No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.

(f)    Other Provisions. The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

(a)    Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b)    Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:

(i)    the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

(ii)     one or more Performance Objectives established by the Administrator;

(iii)    the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv)    the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v)    the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c)    Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock, including shares of Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(d)    Nontransferability. No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.

(e)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date of the issuance of stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 15 of the Plan).

(f)    Other Provisions. The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.
STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:

(a)    Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b)    Term and Exercisability. The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

(c)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(d)    Nontransferability. No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.

(e)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of stock evidencing such shares, as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 15 of the Plan), as evidenced in either certificated or book entry form.

(f)    Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

SECTION 14
PERFORMANCE-BASED COMPENSATION

(a)    Performance Objectives. The Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” of Code Section 162(m); provided that, notwithstanding anything in this Plan to the contrary, the performance criteria for such Award or portion of an Award (either, a “Section 162(m) Award”) shall be a measure based on one or more Performance Objectives selected by the Committee and established on or before the time required to qualify such Performance Objective as a “preestablished goal” under Code Section 162(m) and the regulations issued thereunder. The Committee shall certify the extent to which, if any, Performance Objective has been satisfied, and the amount payable as a result thereof, prior to the payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). In determining the amounts earned by a Participant pursuant to a Section 162(m) Award, the Committee, in its discretion, will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance on a formula or discretionary basis, or any combination thereof.

Notwithstanding anything in this Plan to the contrary, if the vesting, settlement or payment of any Award intended to be a Section 162(m) Award is accelerated by reason of the Participant’s termination of employment for any reason other than death, disability or a Change of Control, such Award will not be deemed to be “performance-based compensation” for purposes of Code Section 162(m) to the extent prohibited by Code Section 162(m), or the regulations, notices and other guidance of general applicability issued thereunder.

(b)    Evaluation of Performance Objectives. The Administrator may provide in any Award based on Performance Objectives that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20-Extraordinary and Unusual Items and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards that the Administrator has designated to comply with Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c)    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Administrator determines.

(d)    Administrator Discretion. In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Objectives without obtaining stockholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as “performance-based compensation” for purposes of Code Section 162(m), the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and, in such case, may apply performance objectives other than those set forth in this Section 14.

SECTION 15.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, the Board may, in its sole discretion, adjust the number of shares of Stock reserved under Section 6 hereof, the number of shares of Stock covered by each outstanding Award, and, if applicable, the price per share thereof to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the agreement evidencing an Award, in the event of a Change of Control, the Board may provide for one or more of the following:

(a)    the acceleration of the exercisability of any outstanding Options or Stock Appreciation Rights, the vesting and payment of any Performance Awards, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(b)    the complete termination of this Plan, the cancellation of outstanding Options or Stock Appreciation Rights not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option or Stock Appreciation Right prior to the effective date of such Change of Control), the cancellation of any Performance Award and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(c)    that Participants holding outstanding Options and Stock Appreciation Rights shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control over the price per share of such Options or Stock Appreciation Rights; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Stock or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 15(c);

(d)    that Participants holding outstanding Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards shall receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such Change of Control, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Stock or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 15(d);

(e)    the continuance of the Plan with respect to the exercise of Options or Stock Appreciation Rights which were outstanding as of the date of adoption by the Board of such plan for such Change of Control and the right to exercise such Options and Stock Appreciation Rights as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control; and

(f)    the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such Change of Control and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control.

(g)    the continuance of the Plan with respect to Performance Awards and, to the extent applicable, the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason for such Change of Control.

The Board may restrict the rights of or the applicability of this Section 15 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 16.
INVESTMENT PURPOSE

No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:

(a)    In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)    In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)    In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.

The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall not be liable for the failure to issue and sell Stock upon the exercise, vesting, or lapse of risk of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.

SECTION 17.
NONTRANSFERABILITY

(a)    In General. Except as expressly provided in the Plan or an Agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.

(b)    Nonqualified Stock Options. Notwithstanding anything in this Section 17 to the contrary, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Option to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer, including, without limitation, the terms and conditions of each Option Agreement.

(c)    Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(d)    Hedging and Pledging. Participants may not enter into hedging or monetization contracts or enter into pledge arrangements with respect to any Award or any Stock to be granted pursuant to an Award.

SECTION 18.
NO AUTHORITY TO REPRICE

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

SECTION 19.
AMENDMENT TO THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 15, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 15 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422. Notwithstanding anything in the Plan to the contrary, the Board may amend this Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

To the extent applicable, the Plan and all Awards shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any

Award agreement to the contrary, the Board may amend the Plan or Agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.

SECTION 20.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS
(a)    No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

(b)    No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.

(c)    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Stock or payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 21.
MISCELLANEOUS

(a)Issuance of Shares. The Company is not required to issue or remove restrictions on shares of Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.

(b)Choice of Law. The law of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(c)Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d)No Duty to Notify. Neither the Company nor any affiliate shall have any duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, neither the Company nor any affiliate has any duty or obligation to minimize the tax consequences of an Award to the Participant.

TITAN MACHINERY

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Elect Class I Directors
01 Tony Christianson
02 James Irwin
03 Theodore Wright

☐ Vote FOR all nominees (except as marked)
☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. An advisory non-binding vote to approve the compensation of our named executive officers ☐ For ☐ Against ☐ Abstain

3. Ratify appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending January 31, 2015 ☐ For ☐ Against ☐ Abstain

4. Approval of 2014 Equity Incentive Plan ☐ For ☐ Against ☐ Abstain

5. In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION ON EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.

TITAN MACHINERY INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 29, 2014
8:00 a.m. (Central time)

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 29, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

The undersigned hereby appoints **DAVID J. MEYER AND PETER J. CHRISTIANSON**, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Titan Machinery Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Depot Hotel, 225 Third Avenue South, Minneapolis, MN 55401, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions.

QuickLinks
INTRODUCTION
GENERAL INFORMATION
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Proposal 1)
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
2014 EQUITY INCENTIVE PLAN (PROPOSAL 4)
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K

APPENDIX A

SECTION 2. PURPOSE
SECTION 3. EFFECTIVE DATE OF PLAN
SECTION 4. ADMINISTRATION
SECTION 5. PARTICIPANTS
SECTION 6. STOCK
SECTION 7. DURATION OF PLAN
SECTION 8. PAYMENT
SECTION 9. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
SECTION 10. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
SECTION 11. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
SECTION 12. PERFORMANCE AWARDS
SECTION 13. STOCK APPRECIATION RIGHTS
SECTION 14 PERFORMANCE-BASED COMPENSATION
SECTION 15. RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION
SECTION 16. INVESTMENT PURPOSE
SECTION 17. NONTRANSFERABILITY
SECTION 18. NO AUTHORITY TO REPRICE
SECTION 19. AMENDMENT OF THE PLAN
SECTION 20. RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS
SECTION 21. MISCELLANEOUS